Exhibit 99.1

News Release

431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441
FOR IMMEDIATE RELEASE

Capstone Companies Announces First Strategic Update of 2021

•	Capstone CEO, Stewart Wallach to Address Shareholders on its new Capstone Connected Product Portfolio

DEERFIELD BEACH, FL, March 9, 2021 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that simplify daily living through technology, announced today that it will host a conference call and webcast during which Chairman and Chief Executive Officer Stewart Wallach will provide a corporate strategic update for 2021.
Stewart Wallach, Capstone’s Chairman and CEO, commented, “I am looking forward to the opportunity to address our shareholders about the new Smart Mirror program and its potential as our core product.  I am genuinely looking forward to sharing the progress we have made. We appreciate ongoing shareholder support during these challenging times.”

Thursday, March 18, 2021
11:30 a.m. Eastern Time
Phone: 1-201-689-8562
Internet webcast link available at: www.capstonecompaniesinc.com

A telephonic replay will be available from 2:30 p.m. Eastern the day of the call until Thursday, March 25, 2021.  To listen to the archived call, dial (412) 317-6671 and enter conference ID 13717490.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com along with a transcript once available.

The Company welcomes you to visit its updated website at www.capstoneconnected.com that now enables users to reserve their preferred mirror.
About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites: General corporate information is available at www.capstonecompaniesinc.com  and Company Smart Mirror and other product information is available at www.capstoneindustries.com and www.capstoneconnected.com.  Contents of referenced URL’s are not incorporated herein.

Forward Looking Statements. This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this press release and involve a number of risks and uncertainties, some beyond the Company’s control or ability to foresee, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including, including: the prospects of a new product line like the Smart Mirrors; the impact of Coronavirus/COVID-19 pandemic on the Smart Mirror product line and consumer responsiveness to that product line; any difficulty in manufacturing the products or marketing Company products in its target markets; growing competition in the very competitive market; and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. Coronavirus/COVID 19 pandemic continues to restrict or adversely impact the general economy as well as business operations of companies and retailers, especially consumer product companies like our company that has traditionally relied on retail distribution. Further, whether resulting from Coronavirus/COVID-19 pandemic or our status as a smaller reporting company or both factors, an increase in the cost or the difficulty to obtain debt or equity financing necessary to produce and promote our product line could affect our ability to fund operations or future financial and business performance. The future impact of Coronavirus/COVID-19 pandemic and the emerging variants of that virus on our company and its Smart Mirror launch continues to very difficult to foresee or predict. Additional information that could lead to material changes in Company’s performance is contained in its filings with the Securities and Exchange Commission. Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.  Any investment in the Company’s common stock, which is a “penny stock,” is highly risky and not suitable for investors who require liquidity and are unable to withstand the loss of their investment.  Investors should only rely on public information in our filings with the SEC, especially disclosures of Risk Factors, as a basis for investment decisions about Company common stock. Company’s SEC filings can be accessed through SEC website: www.sec.gov or the corporate website listed below.

Company:
Aimee C. Brown
Corporate Secretary
(954) 252-3440, ext. 313
Corporate Website:  www.capstonecompaniesinc.com

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